UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2005
JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5757 N. Green Bay Avenue, P.O. Box 591
Milwaukee, Wisconsin 53201-0591
(Address of principal executive offices, including zip code)
(414) 524-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01    Entry into a Material Definitive Agreement
On August 24, 2005, Johnson Controls, Inc. (Johnson Controls) announced that it will acquire York International Corporation (York) in an all-cash transaction. Under the definitive agreement unanimously approved by the Boards of Directors of both companies, York shareholders will receive $56.50 for each outstanding share of York common stock. The total value of the acquisition is anticipated to be approximately $3.2 billion, including the assumption of approximately $800 million of York debt. Johnson Controls expects to finance the transaction with short and long-term borrowings and anticipates the transaction will close in December 2005, subject to customary closing conditions that include regulatory approvals and York shareholder approval. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference. In connection with the acquisition, Johnson Controls will be conducting a conference call and webcast on August 25, 2005, at 9:30 a.m. Eastern Time. A copy of conference call presentation is attached as Exhibit 99.2 and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
The information included in Item 1.01 — Entry into a Material Definitive Agreement, is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(c) Exhibits:

99.1	Press release issued by the registrant on August 24, 2005.
99.2	Johnson Controls Acquisition of York International Investor Presentation issued by the registrant on August 25, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JOHNSON CONTROLS, INC.

Date: August 25, 2005	By:	/s/ R. Bruce McDonald
R. Bruce McDonald Vice President and Chief Financial Officer

3